UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 21, 2016

Venaxis, Inc.
(Exact name of Registrant as specified in its charter)

Colorado	001-33675	84-155337
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1585 South Perry Street Castle Rock, Colorado	80104
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(303) 794-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced by Venaxis, Inc., a Colorado corporation (the "Company"), in May 2015 the Compensation Committee (the "Committee") of the Board of Directors (the "Board"), and the Board, approved a retention program for Stephen Lundy and Jeffrey McGonegal, the Company's named executive officers.  The Compensation Committee and the Board, in approving such retention program, focused on the importance of and need to retain the services of such named executive officers in pursuing alternative corporate transactions for the Company.  Such retention program included a retention bonus, equal to 50% of base salary to be paid to each such named executive officer in connection with the consummation of a corporate transaction.  On September 21, 2016, following the closing of the acquisition of BiOptix Diagnostics, Inc., the Compensation Committee and the Board approved payment of the retention bonuses.  The aggregate retention bonuses approved equaled $327,265.
Also on September 21, 2016, the Board determined that Richard J. Whitcomb, the Company's Senior Vice President, Corporate Development was an executive officer of the Company.  Mr. Whitcomb was the former chief executive officer of BiOptix Diagnostics, Inc., prior to its acquisition by the Company on September 12, 2016.  On September 15, 2016, the Company entered into an offer letter of employment with Mr. Whitcomb, providing him with a new hire bonus of $25,000, base salary of $245,000 per year, eligibility to participate in the Company's incentive bonus plan and equity incentive plan,  and a new hire stock option grant to acquire 35,000 shares of the Company's common stock with a two-year vesting period, an exercise price equal to the closing price on the date of grant and a ten-year term.  The stock option grant was made outside of the Company's 2002 Stock Incentive Plan, as amended, as a new hire award.  Under the offer letter, Mr. Whitcomb is entitled to receive certain severance benefits if his employment is terminated by the Company without cause.
The foregoing description of Mr. Whitcomb's employment arrangement is a summary only.  The offer letter is attached to this Form 8-K as an exhibit and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibit is filed herewith:
Exhibit No.	Document

10.1	Offer Letter, dated September 15, 2016, to Richard J. Whitcomb.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Venaxis, Inc.

By:	/s/ Jeffrey McGonegal
	Name:	Jeffrey McGonegal
	Title:	Chief Financial Officer
Date: September 27, 2016

EXHIBIT INDEX
Exhibit No.	Document

10.1	Offer Letter, dated September 15, 2016, to Richard J. Whitcomb.